EXHIBIT 99.1

             Matria Healthcare Reports 77% EPS Growth and
                  Record Revenues for Third Quarter

    MARIETTA, Ga.--(BUSINESS WIRE)--Oct. 23, 2003--Matria Healthcare, Inc. (NASDAQ/NM: MATR) today announced financial results for the third quarter and nine months ended September 30, 2003.
    Revenues for the third quarter of 2003 increased 15% to a record level of $81.9 million, compared with $71.4 million in the third quarter of 2002. Net earnings for the quarter ended September 30, 2003, were $2.4 million, or $0.23 per diluted common share, as compared with a net loss of $1.2 million, or $0.14 per diluted common share, in the prior-year third quarter. Third quarter 2002 results include special non-cash charges of $2.4 million, net of tax. Earnings per share for the third quarter of 2003 grew 77% over the $0.13 per share in the third quarter of 2002, excluding these special items. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2003 increased 169% to $9.3 million, compared with $3.5 million for the same period of 2002.
    Third quarter 2003 revenues for the Company's Health Enhancement segment increased by 24% to $58.1 million, compared with $47.0 million in the third quarter of 2002. The Health Enhancement segment is comprised of the Company's diabetes, respiratory, cardiovascular, cancer, chronic pain and depression disease management operations and its diabetes product design, development and assembly operation. Third quarter 2003 revenues for the Women's Health segment were $23.8 million, a 2% decrease compared with revenues of $24.4 million in the third quarter of 2002. The Women's Health segment is comprised of the Company's obstetrical home care clinical services and maternity disease management services.
    For the nine months ended September 30, 2003, revenues increased 17% to a record level of $240.4 million, compared with $205.9 million in the first nine months of 2002. Net earnings for the nine-month period of 2003 were $5.2 million, or $0.51 per diluted common share, as compared with a loss of $0.4 million, or $0.04 per diluted common share, in the prior-year nine-month period. Results for 2002 include special non-cash charges of $3.9 million, net of tax. EBITDA for the nine months ended September 30, 2003, grew 70% to $25.4 million, compared with $15.0 million for the same nine-month period of 2002.
    For the nine months ended September 30, 2003, revenues for the Company's Health Enhancement segment increased by 28% to $169.3 million, compared with $131.7 million in the first nine months of 2002. Revenues for the Women's Health segment for the nine months ended September 30, 2003, decreased by 4% to $71.1 million, compared with $74.2 million in the same period in 2002.
    Parker H. Petit, Chairman and Chief Executive Officer, commented, "While Matria's revenues and earnings for the first nine months were about where we had projected, our Health Enhancement segment, which includes our disease management operations, grew revenues by 28% and exceeded our expectations. During the last three quarters, our Women's Health segment has had stable revenues and operating profits, but they are below our nine months forecast. Although Women's Health revenues have recently stabilized, they have certainly not grown during 2003 as we had hoped. Earlier today, Sun Life Financial announced its agreement with Matria to provide its stop-loss policyholders with preferred pricing for using our comprehensive obstetrical disease management services. Offering a discount for the catastrophic component of reinsurance is an indication of the potential that Women's Health has in saving the healthcare system substantial costs."
    The Company reported that the current covered lives included in the Company's disease management programs are 14.3 million, compared with 14.0 million at the end of the second quarter of 2003 and 11.7 million at the end of the first quarter of 2003. Covered lives were
7.2 million at the end of 2002 and 3.0 million at the end of 2001. Petit went on to add, "The number of new disease management accounts have significantly exceeded our expectations. Our last few press releases are an indication of how fast these business opportunities have developed. Most of these new accounts wish to initiate our disease management services very early in 2004. While we have planned well for our facilities and technology, we must significantly increase our clinical staff during the fourth quarter to service this unprecedented influx of new business. Through the third quarter, our new contracts and staff additions fairly well matched our revenues, but that will not be the case during the fourth quarter, where we will have increased expenses without related revenues. While there are unbudgeted fourth quarter costs associated with these new accounts, this investment is necessary to support the additional growth we expect in 2004. As a result of these increased costs and Women's Health performance below forecast, we are lowering our fourth quarter earnings per share estimates."
    The Company expects fourth quarter revenue to grow to between $83 million and $84 million, earnings per share to be in the range of $0.18 to $0.22 and EBITDA in the range of $8.8 million to $9.5 million. As was the case last year, Matria plans to issue detailed 2004 guidance in mid-December 2003. At this point, the Company expects to provide guidance that will show revenue growth during 2004 of at least 15% and earnings growth in excess of 50%.
    A listen-only simulcast and replay of Matria Healthcare's third quarter conference call will be available on-line at the Company's website at www.matria.com or at www.fulldisclosure.com on October 24, 2003, beginning at 10:00 a.m. Eastern time.
    Matria Healthcare is the largest corporation offering comprehensive disease management programs to health plans and employers. Matria manages the chronic diseases and episodic conditions representing the greatest cost to the healthcare system...diabetes, cardiovascular diseases, respiratory disorders, high-risk obstetrics, cancer, chronic pain and depression. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found online at www.matria.com.
    This press release contains forward-looking statements. Such statements include, but are not limited to, the Company's financial expectations for the fourth quarter of 2003 and full year 2004, the ability of the Company to reach final agreement with prospective disease management accounts, implement on schedule, achieve revenue expectations from these agreements and successfully manage the influx of new accounts. These statements are based on current information and belief and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company's inability to achieve its financial expectations for 2003 and 2004, failure to achieve the revenue expectations for the Company's newly awarded business, delays or problems in implementation or management of new disease management contracts, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on Form 10-K for the year ended December 31, 2002. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.


                        MATRIA HEALTHCARE, INC.
       UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except per share amounts)

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                 ----------------  ------------------
                                  2003     2002      2003      2002
                                 -------  -------  --------  --------
Revenues                         $81,908  $71,352  $240,394  $205,943

Cost of revenues                  47,520   42,926   141,278   120,736
Selling and administrative
 expenses                         25,399   20,972    74,293    65,576
Provision for doubtful accounts    1,896    4,032     5,921     7,960
Amortization of intangible assets    140      140       420       420
                                 -------  -------  --------  --------
  Operating earnings from
   continuing operations           6,953    3,282    18,482    11,251
Interest expense, net             (3,347)  (3,494)  (10,451)   (9,995)
Other income (expense), net          315     (613)      779      (584)
                                 -------  -------  --------  --------
  Earnings (loss) from continuing
   operations before income taxes  3,921     (825)    8,810       672
Income tax expense (benefit)       1,545     (260)    3,570       340
                                 -------  -------  --------  --------
  Earnings (loss) from
   continuing operations           2,376     (565)    5,240       332
Loss from discontinued
 operations, net of income taxes    --       (682)     --        (682)
                                 -------  -------  --------  --------

  Net earnings (loss)             $2,376  $(1,247)   $5,240    $(350)
                                 =======  =======  ========  ========

Net earnings (loss) per
 common share:
  Basic:
   Continuing operations           $0.23   $(0.06)    $0.52     $0.04
   Discontinued operations          --      (0.08)     --       (0.08)
                                 -------  -------  --------  --------
                                   $0.23   $(0.14)    $0.52    $(0.04)
                                 =======  =======  ========  ========
  Diluted:
   Continuing operations           $0.23   $(0.06)     0.51      0.04
   Discontinued operations          --      (0.08)     --       (0.08)
                                 -------  -------  --------  --------
                                   $0.23   $(0.14)    $0.51    $(0.04)
                                 =======  =======  ========  ========

Weighted average
 shares outstanding:
  Basic                           10,158    9,161    10,118     9,062
                                 =======  =======  ========  ========
  Diluted                         10,507    9,161    10,301     9,062
                                 =======  =======  ========  ========


                        MATRIA HEALTHCARE, INC.
 UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Continued)
           (Amounts in thousands, except per share amounts)

                               Three Months Ended   Nine Months Ended
                                   September 30,      September 30,
                                 ----------------  -----------------
                                  2003      2002     2003      2002
                                 -------  -------  --------  -------

Reconciliation of Net Earnings (Loss) to EBITDA

Net earnings (loss)               $2,376  $(1,247)   $5,240     $(350)
Income tax expense (benefit)       1,545     (678)    3,570       (78)
Interest expense, net              3,347    3,494    10,451     9,995
Depreciation and amortization      2,055    1,901     6,175     5,419
                                 -------  -------- --------  --------
  EBITDA                          $9,323   $3,470   $25,436   $14,986
                                 =======  ======== ========  ========


Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

Net earnings (loss)               $2,376  $(1,247) $  5,240     $(350)
Income tax expense (benefit)       1,545     (260)    3,570       340
Interest expense, net              3,347    3,494    10,451     9,995
Depreciation and amortization      2,055    1,901     6,175     5,419
Special charges                     --      2,688      --       5,161
Loss from discontinued
 operations, net of tax of $418     --        682      --         682
                                 -------   -------  -------  --------
  Adjusted EBITDA                 $9,323   $7,258   $25,436   $21,247
                                 =======   =======  =======  ========

Reconciliation of Diluted Earnings (Loss) per Common Share to Diluted Earnings Per Share, excluding Special Items:

Diluted earnings (loss) per
 common share                     $0.23   $(0.14)    $0.51     $(0.04)
Special charges, net of tax         --       0.19      --        0.35
Loss from discontinued
 operations, net of tax             --       0.08      --        0.08
                                 -------   -------  -------  --------
  Diluted earnings per
   common share, excluding
   special items                  $0.23    $0.13     $0.51     $0.39
                                 =======  =======  ========  ========

Schedule of Special Items:

Additional accounts
 receivable reserves               $--     $1,996     $--      $1,996
Write-off of unamortized
 loan costs                         --        692      --         692
Retirement of note receivable
 from former executive              --       --        --       2,473
                                 -------   -------  -------  --------
  Total special charges             --      2,688      --       5,161
Income tax benefit                  --       (945)     --       (1965)
                                 -------   -------  -------  --------
  Total special charges,
   net of tax                       --      1,743      --       3,196
Loss from discontinued
 operations, net of tax $418        --        682      --         682
                                 -------   -------  -------  --------
  Special items, net of tax        $--     $2,425     $--      $3,878
                                 =======  =======  ========  ========

                        MATRIA HEALTHCARE, INC.
            UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                        (Amounts in thousands)

                                                   Sept. 30,  Dec. 31,
                                                     2003      2002
                                                   --------  --------
                                ASSETS

Current assets:
 Cash, cash equivalents and short-term investments   $7,185    $5,640
 Trade accounts receivable, net                      59,713    49,693
 Inventories                                         22,767    26,757
 Prepaid expenses and other current assets           15,028    15,147
                                                   --------  --------

   Total current assets                             104,693    97,237

Property and equipment, net                          28,524    26,716
Intangible assets, net                              142,961   130,571
Deferred income taxes                                29,108    30,848
Other assets                                          8,067     6,035
                                                   --------  --------

                                                   $313,353  $291,407
                                                   ========  ========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current installments of long-term debt
  and obligations under capital leases               $1,350      $743
 Accounts payable, principally trade                 31,871    35,177
 Other accrued liabilities                           34,375    18,761
                                                   --------  --------

   Total current liabilities                         67,596    54,681

Long-term debt and obligations under capital
 leases, excluding current installments             118,568   118,215
Other long-term liabilities                           6,097     4,731
                                                   --------  --------

   Total liabilities                                192,261   177,627

Shareholders' equity                                121,092   113,780
                                                   --------  --------

                                                   $313,353  $291,407
                                                   ========  ========


    CONTACT: Matria Healthcare, Inc., Marietta
             Steve Mengert, 770/767-4500